EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of GrowLife, Inc. and subsidiaries (the “Company”) on Forms S-8 (No. 333-229153, 333-222887), pertaining to the Company’s registration of common shares, of our audit report dated June 13, 2023 with respect to the consolidated financial statements included in this Annual Report on Form 10-K for the year ended December 31, 2022.

Macias Gini & O'Connell LLP

Irvine, CA

June 13, 2023